Exhibit 99.1
Wyndham Worldwide Reports Second Quarter 2010 Earnings
Results Exceed Expectations
Increases Full-Year Guidance
Board Increases Share Repurchase Authorization By $300 Million
PARSIPPANY, N.J. (July 28, 2010) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2010.
HIGHLIGHTS:
•	Second quarter 2010 diluted earnings per share (EPS) was $0.51, compared with Company-issued guidance of $0.38 — $0.42 and $0.39 in the second quarter of 2009.

•	Free cash flow, which the Company defines as net cash from operations less capital expenditures, equity investments and development advances, increased 32% to $486 million in the first half of 2010, compared with $368 million during the same period in 2009.

•	The Company’s Board of Directors authorized an increase to the current share repurchase program by $300 million. For the quarter, the Company repurchased approximately 2.2 million shares of its common stock at an average price of $24.33.

•	The Company announced on July 26, 2010 that it completed a term securitization transaction involving the issuance of $350 million of investment-grade asset-backed notes at an advance rate of 83.25% and an all-in yield of 4.15%.
“Continued strong operating performance in each of our businesses in the second quarter, combined with a lower overall tax rate, enables us to increase our full-year earnings guidance,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “We continue to generate significant levels of sustainable free cash flow that we are deploying to drive shareholder value.”
SECOND QUARTER 2010 OPERATING RESULTS
Second quarter revenues of $963 million increased 5% from the prior-year period. The revenue growth primarily reflected continued sales momentum across the Company’s three business units. Excluding the $37 million of Vacation Ownership revenue associated with the percentage-of-completion (POC) accounting method in the second quarter of 2009, second quarter 2010 adjusted revenue growth was 9%.

Net income for the second quarter of 2010 grew 34% to $95 million, or $0.51 per diluted share, compared with net income of $71 million, or $0.39 per diluted share, for the second quarter of 2009. The increase in net income from 2009 primarily reflected the year-over-year improvement in the Exchange and Rentals business, a lower effective tax rate and the favorable net effect of foreign currency.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $178 million in the second quarter of 2010, an increase of 2%, compared with the second quarter of 2009, reflecting increased royalty, marketing and reservation revenues primarily from room growth. In constant currency, second quarter 2010 system-wide RevPAR decreased 1.2%. Including the impact of foreign currency, system-wide RevPAR remained flat in the second quarter of 2010. Second quarter 2010 adjusted EBITDA was $50 million, consistent with 2009.
As of June 30, 2010, the Company’s hotel system consisted of approximately 7,160 properties and 606,800 rooms, of which 24% were international. The development pipeline included approximately 980 hotels and 107,600 rooms, of which 54% were new construction and 49% were international.
Wyndham Hotel Group acquired the Tryp hotel brand from Sol Meliá Hotels & Resorts on June 30th. The acquisition of the midmarket international brand adds 92 hotels or approximately 13,200 rooms concentrated in cosmopolitan cities such as Madrid, Barcelona and Paris.
Vacation Exchange and Rentals (Wyndham Exchange & Rentals)
Revenues were $281 million in the second quarter of 2010, consistent with the second quarter of 2009. In constant currency, revenues increased by 3%.
Exchange revenues were $161 million, a 2% decline compared with the second quarter of 2009. In constant currency, exchange revenues decreased 3% from the second quarter of 2009 reflecting a 2% decline in exchange revenue per member and a 1% decline in the average number of members.
Vacation rental revenues were $115 million, a 6% increase compared with the second quarter of 2009. In constant currency, vacation rental revenues increased 12% from the second quarter of 2009, reflecting the contribution of incremental revenues from the recently acquired Hoseasons brand.
Second quarter 2010 Exchange and Rentals EBITDA was $78 million, compared with adjusted EBITDA of $58 million in the second quarter of 2009. Excluding a favorable net effect of foreign currency of $10 million, second quarter 2010 adjusted EBITDA increased 17% from the second quarter of 2009, due to the impact of the Hoseasons acquisition and continued cost management efforts.

Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest (VOI) sales were $371 million in the second quarter of 2010, up 13% from the second quarter of 2009, reflecting an increase of 16% in volume per guest (VPG), while tour flow remained relatively flat.
Total segment revenues were $505 million in the second quarter of 2010, compared with $467 million in the second quarter of 2009, which included the recognition of $37 million of previously deferred POC revenues. The absence of these revenues in the second quarter of 2010 was more than offset by the reduction in the provision for loan losses of $35 million primarily related to improved credit metrics of the portfolio and a $31 million increase in gross VOI sales.
EBITDA for the second quarter of 2010 was $104 million, compared with adjusted EBITDA of $108 million in the second quarter of 2009. Excluding an estimated $17 million impact from the POC method of accounting in the second quarter of 2009, second quarter 2010 adjusted EBITDA growth was 14%. This growth reflected the lower provision for loan losses and the increase in VOI sales.
Other Items
•	The Company repurchased approximately 2.2 million shares of its common stock during the second quarter of 2010 at an average price of $24.33 and an additional 525,000 shares at an average price of $21.39 through July 27, 2010.

•	Interest expense in the second quarter of 2010 was $36 million, an increase of $10 million from the second quarter of 2009, reflecting higher interest expense related to long-term debt issuances in May 2009 and February 2010.
Balance Sheet Information as of June 30, 2010:
•	Cash and cash equivalents of approximately $240 million, compared with $155 million at December 31, 2009

•	Vacation ownership contract receivables, net, of $3.0 billion, compared with $3.1 billion at December 31, 2009

•	Vacation ownership and other inventory of approximately $1.3 billion, unchanged from December 31, 2009

•	Securitized vacation ownership debt of $1.5 billion, unchanged from December 31, 2009

•	Other debt of $1.8 billion, compared with $2.0 billion at December 31, 2009, reflecting the repayment of the outstanding balance on the revolving credit facility and a decrease in fair value of the conversion feature related to the Company’s convertible notes. The remaining borrowing capacity on the revolving credit facility was $919 million, compared with $869 million as of December 31, 2009.
A schedule of debt is included in the financial tables section of this press release.
Outlook
The Company increased full-year 2010 guidance:
•	Revenues increased to $3.7 — $4.0 billion from $3.6 — $3.9 billion

•	Adjusted EBITDA increased to $825 — $860 million from $805 — $840 million

•	Adjusted diluted EPS increased to $1.78 — $1.88 from $1.56 — $1.71

•	Lodging RevPAR of 0 — 3% from (3%) — 0

•	Vacation Ownership VPG of 10% — 14% from 6% — 9%
For the third quarter of 2010, the Company expects adjusted diluted EPS of $0.60 — $0.64.
The guidance reflects assumptions used for internal planning purposes. All guidance excludes legacy items, restructuring costs, debt extinguishment and acquisition costs, if any, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially.
Board Increases Share Repurchase Authorization
The Company’s Board of Directors has increased the authorization for the stock repurchase program by $300 million. As of July 27, 2010, $91 million remained unused under the previous $200 million authorization. The amount and timing of specific repurchases is subject to market conditions, applicable legal requirements and other factors. Repurchases may be conducted in the open market or in privately negotiated transactions.
Completed $350 Million Term Securitization
On July 26, 2010, the Company announced that it completed a term securitization transaction involving the issuance of $350 million of investment-grade, asset-backed notes with an advance rate of 83.25%. Sierra Timeshare 2010-2 Receivables Funding LLC issued $286 million of A rated and $64 million of BBB rated notes, with coupons of 3.84% and 5.31%, respectively, backed by vacation ownership loans.
Conference Call Information
Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, July 28, 2010 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on July 28, 2010. The conference call may also be accessed by dialing (800) 369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on July 28, 2010, at (800) 876-5258.
Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release.
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses approximately 7,160 franchised hotels and approximately 606,800 hotel rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.8 million members, access to over 80,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 155 vacation ownership resorts serving over 820,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 25,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s website at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, related financial and operating measures and share repurchases.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 30, 2010. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor and Media contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
margo.happer@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Operations. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and six months ended June 30, 2010 and 2009:

	Three Months Ended June 30,
	2010		2009
	Net Revenues	EBITDA	Net Revenues	EBITDA (e)
Lodging	$178	$49 (d)	$174	$50
Vacation Exchange and Rentals	281	78	280	56
Vacation Ownership	505	104	467	107 (f)

Total Reportable Segments	964	231	921	213
Corporate and Other (a)(b)	(1)	(14)	(1)	(17)

Total Company	$963	$217	$920	$196

Reconciliation of EBITDA to Net Income

EBITDA		$217		$196
Depreciation and amortization		42		45
Interest expense		36		26
Interest income		(2)		(2)

Income before income taxes		141		127
Provision for income taxes		46		56

Net income		$95		$71

	Six Months Ended June 30,
	2010			2009
	Net Revenues	EBITDA		Net Revenues	EBITDA(i)
Lodging	$322	$82	(d)	$328	$85
Vacation Exchange and Rentals	582	158	(g)	566	132
Vacation Ownership	950	186		929	151 (j)

Total Reportable Segments	1,854	426		1,823	368
Corporate and Other (a)(c)	(5)	(34)		(2)	(39)

Total Company	$1,849	$392		$1,821	$329

Reconciliation of EBITDA to Net Income

EBITDA		$392			$329
Depreciation and amortization		85			88
Interest expense		86	(h)		45
Interest income		(2)			(4)

Income before income taxes		223			200
Provision for income taxes		78			84

Net income		$145			$116

(a)	Includes the elimination of transactions between segments.

(b)	Includes $1 million, net of tax, of a net benefit and $2 million, net of tax, of a net expense during the three months ended June 30, 2010 and 2009, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes $1 million ($0, net of tax) and $3 million ($3 million, net of tax) of a net expense during the six months ended June 30, 2010 and 2009, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Includes $1 million ($1 million, net of tax) related to costs incurred in connection with the Company’s acquisition of the Tryp hotel brand during June 2010.

(e)	Includes restructuring costs of $2 million and $1 million for Vacation Exchange and Rentals and Vacation Ownership, respectively. The after-tax impact of such costs is $2 million.

(f)	Includes a non-cash impairment charge of $3 million ($2 million, net of tax) to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

(g)	Includes $4 million ($3 million, net of tax) related to costs incurred in connection with the Company’s acquisition of Hoseasons Holdings Ltd. during March 2010.

(h)	Includes $1 million and $15 million for Vacation Ownership and Corporate and Other, respectively, of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010. The after-tax impact of such costs is $10 million.

(i)	Includes restructuring costs of $3 million, $6 million, $36 million and $1 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively. The after-tax impact of such costs is $29 million.

(j)	Includes a non-cash impairment charge of $8 million ($6 million, net of tax) to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010	2009		2010		2009
Net revenues
Service fees and membership	$409	$397		$833		$797
Vacation ownership interest sales	271	242		488		482
Franchise fees	120	117		211		216
Consumer financing	106	109		211		217
Other	57	55		106		109

Net revenues	963	920		1,849		1,821

Expenses
Operating	387 (a)	391		769	(a)	759
Cost of vacation ownership interests	49	33		86		82
Consumer financing interest	29	35		53		67
Marketing and reservation	138	137		261		275
General and administrative (b)	146	122		293		258
Asset impairment	—	3	(c)	—		8	(c)
Restructuring costs	—	3	(d)	—		46	(d)
Depreciation and amortization	42	45		85		88

Total expenses	791	769		1,547		1,583

Operating income	172	151		302		238
Other income, net	(3)	—		(5)		(3)
Interest expense	36	26		86	(e)	45
Interest income	(2)	(2)		(2)		(4)

Income before income taxes	141	127		223		200
Provision for income taxes	46	56		78		84

Net income	$95	$71		$145		$116

Earnings per share
Basic	$0.53	$0.40		$0.81		$0.65
Diluted	0.51	0.39		0.78		0.64

Weighted average shares outstanding
Basic	180	179		180		178
Diluted	187	182		186		180

(a)	Includes $1 million ($1 million, net of tax) during both the three and six months ended June 30, 2010 related to costs incurred in connection with the Company’s June 2010 acquisition of the Tryp hotel brand. The six months ended June 30, 2010 also includes $4 million ($3 million, net of tax) of costs incurred in connection with the Company’s March 2010 acquisition of Hoseasons Holdings Ltd.

(b)	Includes $1 million, net of tax, of a net benefit and $2 million, net of tax, of a net expense during the three months ended June 30, 2010 and 2009, respectively, and $1 million ($0, net of tax) and $3 million ($3 million, net of tax) of a net expense during the six months ended June 30, 2010 and 2009, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to non-cash impairment charges to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans. The after-tax impact of such charges was $2 million and $6 million during the three and six months ended June 30, 2009, respectively.

(d)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during 2008. The after-tax impact of such costs was $2 million and $29 million during the three and six months ended June 30, 2009, respectively.

(e)	Includes costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010. The after-tax impact of such costs was $10 million.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a) (b)

Number of Rooms	2010	593,300	606,800	N/A	N/A	N/A
	2009	588,500	590,200	590,900	597,700	N/A
	2008	551,100	551,500	583,400	592,900	N/A
	2007	539,300	541,700	540,900	550,600	N/A

RevPAR	2010	$25.81	$32.25	N/A	N/A	N/A
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
	2008	$32.21	$38.87	$41.93	$30.03	$35.74
	2007	$31.35	$38.35	$43.10	$33.09	$36.48

Vacation Exchange and Rentals (c)

Average Number of Members (in 000s)	2010	3,746	3,741	N/A	N/A	N/A
	2009	3,789	3,795	3,781	3,765	3,782
	2008	3,632	3,682	3,673	3,693	3,670
	2007	3,474	3,506	3,538	3,588	3,526

Exchange Revenue Per Member	2010	$201.93	$172.20	N/A	N/A	N/A
	2009	$194.83	$174.22	$173.90	$163.89	$176.73
	2008	$234.05	$201.04	$193.39	$165.99	$198.48
	2007	$236.71	$203.84	$203.44	$195.86	$209.80

Vacation Rental Transactions (in 000s) (d)	2010	291	297	N/A	N/A	N/A
	2009	273	231	264	196	964
	2008	269	220	255	191	936
	2007	272	223	254	192	942

Average Net Price Per Vacation Rental (d)	2010	$361.17	$387.01	N/A	N/A	N/A
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
	2008	$442.50	$541.69	$659.93	$460.86	$528.95
	2007	$365.20	$465.60	$598.26	$504.47	$480.32

Vacation Ownership
Gross Vacation Ownership Interest (VOI) Sales (in 000s)(e)	2010	$308,000	$371,000	N/A	N/A	N/A
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000

Tours	2010	123,000	163,000	N/A	N/A	N/A
	2009	137,000	164,000	173,000	142,000	617,000
	2008	255,000	314,000	334,000	240,000	1,143,000
	2007	240,000	304,000	332,000	268,000	1,144,000

Volume Per Guest (VPG)	2010	$2,334	$2,156	N/A	N/A	N/A
	2009	$1,866	$1,854	$1,944	$2,210	$1,964
	2008	$1,668	$1,583	$1,550	$1,630	$1,602
	2007	$1,607	$1,596	$1,545	$1,690	$1,606

Note:	Full year amounts may not foot across due to rounding.

(a)	Includes the impact of the acquisition of Microtel Inns & Suites and Hawthorn Suites (July 2008) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Number of rooms includes the impact of the acquisition of the Tryp hotel brand (June 2010) from the acquisition date forward and, as such, the number of rooms is not presented on a comparable basis. RevPAR excludes the impact of the acquisiton of the Tryp hotel brand as the acquisition was not completed until June 30, 2010.

(c)	Vacation Exchange and Rentals statistics were revised during the first quarter of 2010 to capture member-related rentals and other servicing fees as components of the exchange statistics. Prior to the first quarter of 2010, such amounts were included within the Company’s vacation rental statistics and other ancillary revenues.

(d)	Includes the impact of the acquisition of Hoseasons Holdings Ltd. (March 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.

(e)	Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) beginning in the first quarter of 2010 (see Table 9 for a reconciliation of Gross VOI sales to Vacation ownership interest sales).

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)

Number of Properties	2010	7,090	7,160	N/A	N/A	N/A
	2009	6,990	7,020	7,040	7,110	N/A
	2008	6,550	6,560	6,970	7,040	N/A
	2007	6,450	6,460	6,460	6,540	N/A

Vacation Ownership

Deferred Revenues (in 000s) (b)	2010	$—	$—	N/A	N/A	N/A
	2009	$66,516	$37,140	$36,102	$46,784	$186,543
	2008	$(81,716)	$(5,240)	$(2,023)	$13,870	$(75,108)
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)

Provision for Loan Losses (in 000s) (c)	2010	$86,332	$87,331	N/A	N/A	N/A
	2009	$107,202	$121,641	$117,111	$103,115	$449,069
	2008	$82,344	$112,669	$118,609	$136,090	$449,712
	2007	$60,869	$75,032	$85,762	$83,644	$305,307

Sales under the WAAM (in 000s) (d)	2010	$5,000	$13,000	N/A	N/A	N/A

WAAM Commission Revenues (in 000s)	2010	$3,000	$8,000	N/A	N/A	N/A

Note:	Full year amounts may not foot across due to rounding.

(a)	Information includes the impact of the acquisition of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the data is not presented on a comparable basis.

(b)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(c)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(d)	Represents gross VOI sales under the Company’s WAAM for which the Company earns commission revenue (WAAM Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statement of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with the Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Exchange Revenue Per Member: Represents total revenue generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded each time a standard one-week rental is booked.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties and other related rental servicing fees to customers divided by the number of vacation rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2007-2010. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
REVENUE DETAIL BY REPORTABLE SEGMENT
(In millions)

	2010					2009
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$52	$69	N/A	N/A	N/A	$57	$68	$72	$57	$254
Marketing, Reservation and Wyndham Rewards Revenues (a)	50	65	N/A	N/A	N/A	54	66	73	53	246
Hotel Management Reimbursable Revenues (b)	21	20	N/A	N/A	N/A	22	23	21	19	85
Ancillary Revenues (c)	21	24	N/A	N/A	N/A	21	17	17	20	75

Total Lodging	144	178	N/A	N/A	N/A	154	174	183	149	660

Vacation Exchange and Rentals
Exchange Revenues	189	161	N/A	N/A	N/A	185	165	164	154	668
Rental Revenues	105	115	N/A	N/A	N/A	96	109	157	98	460
Ancillary Revenues (d)	6	5	N/A	N/A	N/A	6	6	6	6	24

Total Vacation Exchange and Rentals	300	281	N/A	N/A	N/A	287	280	327	258	1,152

Vacation Ownership
Vacation Ownership Interest Sales	217	271	N/A	N/A	N/A	239	242	285	287	1,053
Consumer Financing	105	106	N/A	N/A	N/A	109	109	108	109	435
Property Management Fees	100	100	N/A	N/A	N/A	91	94	96	95	376
Ancillary Revenues (e)	22	28	N/A	N/A	N/A	23	22	19	17	81

Total Vacation Ownership	444	505	N/A	N/A	N/A	462	467	508	508	1,945

Total Reportable Segments	$888	$964	N/A	N/A	N/A	$903	$921	$1,018	$915	$3,757

	2008					2007
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$64	$78	$88	$66	$297	$63	$78	$89	$67	$296
Marketing, Reservation and Wyndham Rewards Revenues (a)	60	75	84	61	280	60	73	84	64	281
Hotel Management Reimbursable Revenues (b)	27	26	25	21	100	16	22	26	28	92
Ancillary Revenues (c)	19	21	16	22	76	13	13	12	17	56

Total Lodging	170	200	213	170	753	152	186	211	176	725

Vacation Exchange and Rentals
Exchange Revenues	213	185	178	152	728	206	179	180	175	740
Rental Revenues	119	119	169	88	495	99	104	152	97	452
Ancillary Revenues (d)	9	10	7	10	36	9	5	4	8	26

Total Vacation Exchange and Rentals	341	314	354	250	1,259	314	288	336	280	1,218

Vacation Ownership
Vacation Ownership Interest Sales	294	414	446	309	1,463	373	443	467	383	1,666
Consumer Financing	99	104	111	112	426	81	88	93	96	358
Property Management Fees	85	84	89	89	346	74	78	79	78	310
Ancillary Revenues (e)	26	19	15	(18)	43	21	20	32	19	91

Total Vacation Ownership	504	621	661	492	2,278	549	629	671	576	2,425

Total Reportable Segments	$1,015	$1,135	$1,228	$912	$4,290	$1,015	$1,103	$1,218	$1,032	$4,368

Note:	Full year amounts may not foot across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees generated from programs with affiliated resorts.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core businesses.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Securitized vacation ownership debt
Term notes	$1,255	$1,258	$1,112	$1,305	$1,290
Bank conduit facilities (a)	291	240	395	299	340

Securitized vacation ownership debt (b)	1,546	1,498	1,507	1,604	1,630
Less: Current portion of securitized vacation ownership debt	248	220	209	291	288

Long-term securitized vacation ownership debt	$1,298	$1,278	$1,298	$1,313	$1,342

Debt:
6.00% senior unsecured notes (due December 2016) (c)	$798	$798	$797	$797	$797
Term loan (d)	—	—	300	300	300
Revolving credit facility (due October 2013) (e)	—	199	—	21	30
9.875% senior unsecured notes (due May 2014) (f)	239	239	238	237	237
3.50% convertible notes (due May 2012) (g)	362	448	367	309	253
7.375% senior unsecured notes (due March 2020) (h)	247	247	—	—	—
Vacation ownership bank borrowings (i)	—	—	153	163	154
Vacation rentals capital leases	110	123	133	139	135
Other	36	28	27	23	22

Total debt	1,792	2,082	2,015	1,989	1,928
Less: Current portion of debt	29	23	175	176	169

Long-term debt	$1,763	$2,059	$1,840	$1,813	$1,759

(a)	Represents (i) a 364-day, non-recourse vacation ownership bank conduit facility with a term through October 2010 and borrowing capacity of $600 million and (ii) the outstanding balance of the Company’s prior bank conduit facility through October 8, 2009, the date on which such balance was repaid. As of June 30, 2010, our 364-day facility has remaining borrowing capacity of $309 million.

(b)	This debt is collateralized by $2,862 million, $2,712 million, $2,755 million, $2,947 million and $2,916 million of underlying vacation ownership contract receivables and related assets as of June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009, respectively.

(c)	The balance as of June 30, 2010 represents $800 million aggregate principal less $2 million of unamortized discount.

(d)	The Company’s term loan facility was fully repaid during March 2010.

(e)	During March 2010, the Company replaced its five-year $900 million revolving credit facility with a $950 million revolving credit facility that expires on October 1, 2013. As of June 30, 2010, the Company has $31 million of outstanding letters of credit and a remaining borrowing capacity of $919 million.

(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of June 30, 2010 represents $250 million aggregate principal less $11 million of unamortized discount.

(g)	Represents convertible notes issued by the Company during May 2009, which includes debt principal, less unamortized discount, and a liability related to a bifurcated conversion feature. The following table details the components of the convertible notes:

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Debt principal	$230	$230	$230	$230	$230
Unamortized discount	(31)	(35)	(39)	(43)	(46)

Debt less discount	199	195	191	187	184
Fair value of conversion feature (*)	163	253	176	122	69

Convertible notes	$362	$448	$367	$309	$253

(*)	The Company also has an asset with a fair value equal to the conversion feature, which represents cash-settled call options that the Company purchased concurrent with the issuance of the convertible notes.

(h)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of June 30, 2010 represents $250 million aggregate principal less $3 million of unamortized discount.

(i)	Represents a 364-day, AUD 213 million, secured, revolving foreign credit facility, which was paid down and terminated during March 2010.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Three Months Ended June 30, 2010
					Average
					Revenue Per
					Available
	Number of		Average	Average Daily	Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	99	27,771	59.5%	$108.71	$64.66
Tryp (a)	92	13,236	N/A	N/A	N/A
Wingate by Wyndham	164	15,020	61.5%	$79.97	$49.15
Hawthorn Suites by Wyndham	80	7,563	57.7%	$78.07	$45.08
Ramada	901	118,521	51.3%	$71.95	$36.88
Baymont	242	20,496	49.6%	$61.26	$30.38
Days Inn	1,857	148,457	48.6%	$60.66	$29.47
Super 8	2,149	134,189	51.6%	$55.89	$28.86
Howard Johnson	477	45,513	46.8%	$60.84	$28.48
Travelodge	442	32,762	45.9%	$62.35	$28.63
Microtel Inns & Suites	318	22,666	52.3%	$56.90	$29.76
Knights Inn	338	20,157	37.9%	$41.80	$15.84
Affiliated Hotels (b)	2	404	N/A	N/A	N/A

Total	7,161	606,755	50.2%	$64.27	$32.25

	As of and For the Three Months Ended June 30, 2009
					Average
					Revenue Per
					Available
	Number of		Average	Average Daily	Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	85	22,562	55.1%	$117.44	$64.66
Wingate by Wyndham	165	15,109	57.1%	$85.57	$48.87
Hawthorn Suites by Wyndham	90	8,386	53.3%	$84.88	$45.22
Ramada	894	116,225	48.3%	$74.04	$35.78
Baymont	234	19,850	48.3%	$64.64	$31.19
Days Inn	1,856	149,901	48.5%	$64.45	$31.24
Super 8	2,116	131,282	51.6%	$56.66	$29.22
Howard Johnson	475	45,679	42.6%	$62.53	$26.61
Travelodge	464	34,911	45.6%	$62.23	$28.40
Microtel Inns & Suites	317	22,660	53.5%	$55.17	$29.54
Knights Inn	317	20,039	39.2%	$43.49	$17.03
Affiliated Hotels (b)	11	3,549	N/A	N/A	N/A

Total	7,024	590,153	48.9%	$66.22	$32.38

NOTE:	A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

(a)	The Tryp hotel brand was acquired on June 30, 2010 and, as such, average occupancy rate, ADR and RevPAR are not relevant.

(b)	Represents properties managed under a joint venture and, as of December 31, 2009, also includes properties for which we receive a fee for reservation services provided. As these properties are not branded, operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Six Months Ended June 30, 2010
					Average
					Revenue Per
					Available
	Number of		Average	Average Daily	Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	99	27,771	55.4%	$110.61	$61.25
Tryp (a)	92	13,236	N/A	N/A	N/A
Wingate by Wyndham	164	15,020	56.6%	$78.81	$44.63
Hawthorn Suites by Wyndham	80	7,563	53.4%	$77.56	$41.41
Ramada	901	118,521	47.2%	$72.32	$34.15
Baymont	242	20,496	45.5%	$59.65	$27.13
Days Inn	1,857	148,457	43.6%	$59.39	$25.92
Super 8	2,149	134,189	46.4%	$54.59	$25.34
Howard Johnson	477	45,513	42.8%	$59.42	$25.44
Travelodge	442	32,762	42.0%	$61.92	$25.99
Microtel Inns & Suites	318	22,666	48.0%	$56.04	$26.88
Knights Inn	338	20,157	35.5%	$40.46	$14.36
Affiliated Hotels(b)	2	404	N/A	N/A	N/A

Total	7,161	606,755	45.7%	$63.60	$29.04

	As of and For the Six Months Ended June 30, 2009
					Average
					Revenue Per
					Available
	Number of		Average	Average Daily	Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	85	22,562	53.4%	$120.80	$64.47
Wingate by Wyndham	165	15,109	53.9%	$85.39	$46.04
Hawthorn Suites by Wyndham	90	8,386	52.0%	$87.33	$45.37
Ramada	894	116,225	46.2%	$74.23	$34.29
Baymont	234	19,850	46.0%	$63.22	$29.10
Days Inn	1,856	149,901	45.0%	$62.07	$27.90
Super 8	2,116	131,282	47.6%	$55.76	$26.55
Howard Johnson	475	45,679	41.2%	$61.31	$25.28
Travelodge	464	34,911	42.6%	$59.84	$25.49
Microtel Inns & Suites	317	22,660	49.6%	$55.53	$27.54
Knights Inn	317	20,039	37.6%	$42.35	$15.94
Affiliated Hotels (b)	11	3,549	N/A	N/A	N/A

Total	7,024	590,153	45.9%	$65.41	$30.04

NOTE:	A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

(a)	The Tryp hotel brand was acquired on June 30, 2010 and, as such, average occupancy rate, ADR and RevPAR are not relevant.

(b)	Represents properties managed under a joint venture and, as of December 31, 2009, also includes properties for which we receive a fee for reservation services provided. As these properties are not branded, operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 7
(1 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATION
(In millions)

		Reported	Acquisition	Legacy	Adjusted
	Net Revenues	EBITDA	Costs (b)	Adjustments (c)	EBITDA

Three months ended March 31, 2010
Lodging	$144	$33	$—	$—	$33
Vacation Exchange and Rentals	300	80	4	—	84
Vacation Ownership	444	82	—	—	82

Total Reportable Segments	888	195	4	—	199
Corporate and Other (a)	(2)	(20)	—	2	(18)

Total Company	$886	$175	$4	$2	$181

		Reported	Acquisition	Legacy	Adjusted
	Net Revenues	EBITDA	Costs (b)	Adjustments (c)	EBITDA

Three months ended June 30, 2010
Lodging	$178	$49	$1	$—	$50
Vacation Exchange and Rentals	281	78	—	—	78
Vacation Ownership	505	104	—	—	104

Total Reportable Segments	964	231	1	—	232
Corporate and Other (a)	(1)	(14)	—	—	(14)

Total Company	$963	$217	$1	$—	$218

Note:	Amounts may not foot across due to rounding.

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons Holdings Ltd. during March 2010 and the Tryp hotel brand during June 2010.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

Table 7
(2 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATIONS
(In millions)

		Reported	Restructuring	Legacy	Adjusted
	Net Revenues	EBITDA	Related Costs(b)	Adjustments(c)	EBITDA

Three months ended March 31, 2009
Lodging	$154	$35	$3	$—	$38
Vacation Exchange and Rentals	287	76	4	—	80
Vacation Ownership	462	44	35	—	79

Total Reportable Segments	903	155	42	—	197
Corporate and Other (a)	(2)	(21)	1	4	(16)

Total Company	$901	$134	$43	$4	$181

Three months ended June 30, 2009
Lodging	$174	$50	$—	$—	$50
Vacation Exchange and Rentals	280	56	2	—	58
Vacation Ownership	467	107	1	—	108

Total Reportable Segments	921	213	3	—	216
Corporate and Other (a)	(1)	(17)	—	—	(17)

Total Company	$920	$196	$3	$—	$199

Three months ended September 30, 2009
Lodging	$183	$58	$—	$—	$58
Vacation Exchange and Rentals	327	107	—	—	107
Vacation Ownership	508	104	—	—	104

Total Reportable Segments	1,018	269	—	—	269
Corporate and Other (a)	(2)	(15)	—	2	(13)

Total Company	$1,016	$254	$—	$2	$256

Three months ended December 31, 2009
Lodging	$149	$32	$—	$—	$32
Vacation Exchange and Rentals	258	48	—	—	48
Vacation Ownership	508	132	—	—	132

Total Reportable Segments	915	212	—	—	212
Corporate and Other (a)	(2)	(18)	—	—	(18)

Total Company	$913	$194	$—	$—	$194

Twelve months ended December 31, 2009
Lodging	$660	$175	$3	$—	$178
Vacation Exchange and Rentals	1,152	287	6	—	293
Vacation Ownership	1,945	387	36	—	423

Total Reportable Segments	3,757	849	45	—	894
Corporate and Other (a)	(7)	(71)	1	6	(64)

Total Company	$3,750	$778	$46	$6	$830

Note:	Amounts may not foot across due to rounding.

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2010
				Legacy
	As Reported	Acquisition Costs		Adjustments (b)		As Adjusted
Net revenues
Service fees and membership	$409					$409
Vacation ownership interest sales	271					271
Franchise fees	120					120
Consumer financing	106					106
Other	57					57
Net revenues	963	—		—		963

Expenses
Operating	387	(1	)(a)			386
Cost of vacation ownership interests	49					49
Consumer financing interest	29					29
Marketing and reservation	138					138
General and administrative	146					146
Depreciation and amortization	42					42
Total expenses	791	(1)		—		790

Operating income	172	1		—		173
Other income, net	(3)					(3)
Interest expense	36					36
Interest income	(2)					(2)

Income before income taxes	141	1		—		142
Provision for income taxes	46	—	(c)	1	(c)	47

Net income	$95	$1		$(1)		$95

Earnings per share
Basic	$0.53	$—		$—		$0.53
Diluted	0.51	—		—		0.51

Weighted average shares outstanding
Basic	180	180		180		180
Diluted	187	187		187		187

Note:	EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred in connection with the Company’s acquisition of the Tryp hotel brand during June 2010.

(b)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2010
		Early
		Extinguishment of
	As Reported	Debt		Acquisition Costs		Legacy Adjustments		As Adjusted
Net revenues
Service fees and membership	$833							$833
Vacation ownership interest sales	488							488
Franchise fees	211							211
Consumer financing	211							211
Other	106							106

Net revenues	1,849	—		—		—		1,849

Expenses
Operating	769			(5)	(b)			764
Cost of vacation ownership interests	86							86
Consumer financing interest	53							53
Marketing and reservation	261							261
General and administrative	293					(1)	(c)	292
Depreciation and amortization	85							85

Total expenses	1,547	—		(5)		(1)		1,541

Operating income	302	—		5		1		308
Other income, net	(5)							(5)
Interest expense	86	(16)	(a)					70
Interest income	(2)							(2)

Income before income taxes	223	16		5		1		245
Provision for income taxes	78	6	(d)	1	(d)	1	(d)	86

Net income	$145	$10		$4		$—		$159

Earnings per share
Basic	$0.81	$0.05		$0.02		$—		$0.89
Diluted	0.78	0.05		0.02		—		0.85

Weighted average shares outstanding
Basic	180	180		180		180		180
Diluted	186	186		186		186		186

Note: EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons Holdings Ltd. during March 2010 and the Tryp hotel brand during June 2010.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2009
	As Reported	Legacy Adjustments (a)		Restructuring Costs		As Adjusted
Net revenues
Service fees and membership	$397					$397
Vacation ownership interest sales	242					242
Franchise fees	117					117
Consumer financing	109					109
Other	55					55

Net revenues	920	—		—		920

Expenses
Operating	391					391
Cost of vacation ownership interests	33					33
Consumer financing interest	35					35
Marketing and reservation	137					137
General and administrative	122					122
Asset impairment	3					3
Restructuring costs	3			(3)	(b)	—
Depreciation and amortization	45					45

Total expenses	769	—		(3)		766

Operating income	151	—		3		154
Interest expense	26					26
Interest income	(2)					(2)

Income before income taxes	127	—		3		130
Provision for income taxes	56	(2)	(c)	1	(c)	55

Net income	$71	$2		$2		$75

Earnings per share
Basic	$0.40	$0.01		$0.01		$0.42
Diluted	0.39	0.01		0.01		0.41

Weighted average shares outstanding
Basic	179	179		179		179
Diluted	182	182		182		182

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustment.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2009
	As Reported	Legacy Adjustments		Restructuring Costs		As Adjusted
Net revenues
Service fees and membership	$797					$797
Vacation ownership interest sales	482					482
Franchise fees	216					216
Consumer financing	217					217
Other	109					109

Net revenues	1,821	—		—		1,821

Expenses
Operating	759					759
Cost of vacation ownership interests	82					82
Consumer financing interest	67					67
Marketing and reservation	275					275
General and administrative	258	(3)	(a)			255
Asset impairment	8					8
Restructuring costs	46			(46)	(b)	—
Depreciation and amortization	88					88

Total expenses	1,583	(3)		(46)		1,534

Operating income	238	3		46		287
Other income, net	(3)					(3)
Interest expense	45					45
Interest income	(4)					(4)

Income before income taxes	200	3		46		249
Provision for income taxes	84	—	(c)	17	(c)	101

Net income	$116	$3		$29		$148

Earnings per share
Basic	$0.65	$0.02		$0.16		$0.83
Diluted	0.64	0.02		0.16		0.82

Weighted average shares outstanding
Basic	178	178		178		178
Diluted	180	180		180		180

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustments.

Table 9
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION
(In millions)
FREE CASH FLOW
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, equity investments and development advances, excluding cash payments related to the Company’s contingent tax liabilities that it assumed and is responsible for pursuant to its separation from Cendant. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and hotel development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.
The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Six Months Ended June 30,
	2010	2009
Net cash provided by operating activities	$557	$459
Less: Property and equipment additions	(63)	(87)
Less: Equity investments and development advances	(8)	(4)

Free cash flow	$486	$368

GROSS VOI SALES
The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year	Q1	Q2	Q3	Q4	Full Year

2010
Gross VOI sales	$308	$371	N/A	N/A	N/A
Less: Sales under the WAAM	(5)	(13)	N/A	N/A	N/A

Gross VOI sales, net of WAAM sales	303	358	N/A	N/A	N/A
Less: Loan loss provision	(86)	(87)	N/A	N/A	N/A

Vacation ownership interest sales	$217	$271	N/A	N/A	N/A

2009
Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

2008
Gross VOI sales	$458	$532	$566	$432	$1,987
Plus/(less): Net effect of percentage-of-completion accounting	(82)	(5)	(2)	14	(75)
Less: Loan loss provision	(82)	(113)	(119)	(136)	(450)

Vacation ownership interest sales	$294	$414	$446	$309	$1,463

2007
Gross VOI sales	$430	$523	$552	$488	$1,993
Plus/(less): Net effect of percentage-of-completion accounting	4	(5)	1	(21)	(22)
Less: Loan loss provision	(61)	(75)	(86)	(84)	(305)

Vacation ownership interest sales	$373	$443	$467	$383	$1,666

Note: Amounts may not foot due to rounding.
The following represents tele-sales upgrades, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2010	$15	$7	N/A	N/A	N/A
2009	$24	$23	$29	$28	$104
2008	$33	$35	$49	$40	$156
2007	$44	$37	$39	$36	$157

Note: Amounts may not foot across due to rounding.